UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, WellCare Health Plans, Inc. (the “Company”) notified Steven E. Goldberg that his employment as Senior Vice President and Chief Medical Officer of the Company will be terminated effective April 1, 2016. Effective December 7, 2015, Dr. Goldberg is no longer deemed an executive officer of the Company, but he has agreed to remain with the Company through the termination date and assist with the transition of his duties and responsibilities.

Provided that Dr. Goldberg remains with the Company and assists with the transition of his duties and responsibilities through his termination date, his termination will be deemed a termination by the Company without “Cause” (as such term is defined in the Company’s Executive Severance Plan), which will entitle him to the severance benefits under Section 5(a) of the Executive Severance Plan. A copy of the Executive Severance Plan is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
December 7, 2015	/s/ Blair W. Todt Blair W. Todt Senior Vice President, Chief Legal and Administrative Officer and Secretary